Exhibit 10.2

FIRST AMENDMENT

TO

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS FIRST AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (the “Amendment”) is made and entered into as of the 7th day of November, 2016 by and between AMERIS BANK, a bank duly organized under the laws of the State of Georgia (the “Bank”), and CINDI H. LEWIS (the “Employee”).

WHEREAS, the Bank and the Employee have entered into that certain Supplemental Executive Retirement Agreement dated as of November 7, 2012 (the “Original Agreement”; and

WHEREAS, the parties wish to amend the Original Agreement, as set forth herein, to provide for an additional five (5) years of annual benefits, to be paid following the 10-year period during which annual benefits are otherwise payable under the Original Agreement, subject to the other terms and conditions of the Original Agreement applicable to the payment of such benefits;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Amendments. Each reference to “ten (10) years” in Sections 3.1, 3.2, 3.3, 3.4 and 3.5 of the Original Agreement is hereby deleted and replaced with “fifteen (15) years”.

2.       Confirmation of Original Agreement. Except as expressly amended by this Amendment, the Original Agreement shall otherwise remain unmodified and in full force and effect. To the extent of any inconsistency between the Original Agreement and this Amendment, the terms of this Amendment shall control. Any reference to the “Agreement”, as set forth in the Original Agreement, shall mean the Original Agreement as amended by this Amendment.

3.       Severability. If any provision of this Amendment shall for any reason be invalid or unenforceable, the remaining provisions of this Amendment shall be carried into effect, unless the effect thereof would be to materially alter or defeat the purposes of the Original Agreement as amended by this Amendment.

4.       Applicable Law. Except insofar as the law has been superseded by applicable federal law, Georgia law shall govern the construction, validity and administration of this Amendment.

5.       Counterparts; Electronic Signature. This Amendment may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Amendment by signing any such counterpart. Electronic signatures in the form of handwritten signatures on a facsimile transmittal and scanned and digitized images of a handwritten signature (e.g., scanned document in PDF format) shall have the same force and effect as original manual signatures.

[Signature page follows.]

IN WITNESS WHEREOF, the Bank and the Employee have executed, or caused to be executed, this Amendment as of the date first set forth above.

BANK:

AMERIS BANK

By:	/s/ Edwin W. Hortman, Jr.
Name: Edwin W. Hortman, Jr.
Title: Chief Executive Officer

EMPLOYEE:

/s/ Cindi H. Lewis
CINDI H. LEWIS

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